SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to sec. 240.14a-12.

Western Asset Global High Income Fund Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

PLEASE VOTE NOW!

WE NEED YOUR HELP!

IMPORTANT NOTICE FOR SHAREHOLDERS OF:

WESTERN ASSET GLOBAL PARTNERS INCOME FUND INC. (“GDF”)

WESTERN ASSET GLOBAL HIGH INCOME FUND INC. (“EHI”)

VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES

FURTHER MAILINGS AND PHONE CALLS

Dear Shareholder,

Time is running short and the Special Shareholder Meeting is rapidly approaching. You recently received proxy materials relating to proposals to be voted on at the joint Special Stockholder Meeting of GDF and EHI which will be held at the offices of Legg Mason, 620 Eighth Avenue, 49th Floor, New York, NY, on Friday, July 22, 2016, at 10:00 a.m. (Eastern Time). You are receiving this REMINDER notice because you held shares in one or both of the above named funds on the record date and we have not received your vote. Please help us avoid adjournments, phone calls, costs and additional mailings by promptly voting your shares.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors of each fund believes the proposal applicable to its respective fund is in the best interests of that fund and its stockholders and unanimously recommend that you vote “FOR” the approval of the proposals.

It is important that you vote, no matter how large or small your holdings may be.

We urge you to vote “FOR” the proposals by using one of the following options:

1. Vote Online—by logging onto the website listed on the enclosed voting instructions form;

2. Vote by Touch-Tone Phone—by calling the toll free number on the voting instructions form and following the instructions; or

3. Vote By Mail—by completing and returning your executed voting instructions form in the postage paid envelope provided.

Remember, your vote is very important and counts. Voting now will minimize the expenses incurred with further reminder mailings and solicitations calls. Please exercise your shareholder rights and vote today.

If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares (as they have in past annual meetings) unless you complete, sign, date and return the enclosed proxy voting form.

If you have any questions about the proposals, please call Georgeson LLC, each fund’s proxy solicitor, toll free at 1-888-565-5190.

If you have already voted, please disregard this notice.

Thank you for voting!

Sincerely,

Jane E. Trust

President and Chief Executive Officer

Western Asset Global Partners Income Fund Inc.

Western Asset Global High Income Fund Inc.